EMPLOYMENT CONTRACT



BETWEEN: BIOSYNTECH INC., a Company duly incorporated under the laws of the Province of Quebec, having its head office at 475 Armand Frappier Blvd., Montreal, Province of Quebec, H7V 4B3, duly represented herein by Dr.Amine Selmani, President, duly authorised to do so as he declares,

                         (Hereinafter referred to as  the "Company")


AND: MARIE-CLAIRE PILON, domiciled and residing at 2-121 MacKay Street, Ottawa, Province of Ontario, K1M 2B4

                         (Hereinafter referred to as the "Executive")


WHEREAS the Company wishes to retain the services of the Executive as Chief Executive Officer;

WHEREAS the Executive represents that she possesses the necessary qualifications and experience and wishes to provide the Company with the benefit of such experience;

AND WHEREAS the parties wish to enter into a formal Employment Contract;


BOTH PARTIES HAVE AGREED AS FOLLOWS:

1.       Term

         1.1 The Company hereby agrees to employ the Executive as Chief Executive Officer for the Company and the Executive agrees to accept such employment, all in accordance with the express terms, duties and obligations hereinafter set forth. The Executive will be an Executive of the Company as of the Effective Date and will be entitled to the rights and benefits provided by the Company to its employees.

         1.2 Subject to Section 5, the present agreement shall be for a period of three years and will become effective on August 7, 2000 (hereinafter referred to as the "Term").




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2.       DUTIES

         2.1 The Company will employ the Executive on a full time basis in the position of Chief Executive Officer reporting to the President. The Executive's responsibilities are those inherent with the position of Chief Executive Officer. The Executive shall carry out her duties and exercise her powers in connection with the Employer as the Board of Directors of the Employer shall from time to time reasonably require and confer upon her;

         2.2       The Executive shall, during the term of this agreement:

                        1) devote her full time and effort to the Company,  well
                   and faithfully serve the Company and use her best efforts, talents and endeavors to promote the interest of the Company; and

                        2) carry out such  other  duties has may be from time to
                   time, assigned to her by the board of directors of the Company.

         2.3 The Executive shall not without prior written consent of the Employer fulfill a paid function or a time-consuming non-paid function on her own behalf or that of third parties;


         3.        COMPENSATION

         3.1 The Executive shall be entitled to an annual salary of $165,000 Can. The salary will be reviewed annually by the Compensation Committee of the Company. Bonuses may be paid to the Executive at the discretion of the Compensation Committee

         The Executive shall be entitled to an initial allocation of options to acquire 175,000 shares in accordance with the Employer's Stock Option Plan, at a price of US$4.00 per share, the whole subject to the approval of regulatory authorities having jurisdiction and to the terms and conditions of the Plan. The said options shall vest in three yearly installments, the first of which shall be for 50,000 shares and shall occur on the first anniversary date of this Agreement; the second of which shall be for 50,000 shares and shall occur on the second anniversary date of this Agreement; and the third of which shall be for 75,000 shares and shall occur on the third anniversary date of this Agreement.


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         The  Executive   shall  be  entitled  to  three  weeks  paid  vacation.
         Additional vacation allotments shall be determined by the President. The Company will cover reasonable entertainment business expenses of the Executive.

         The Executive shall be entitled to a car allowance of $1,000 per month and to the reimbursement of all reasonable relocation expenses.


         4.        RESTRICTIVE COVENANTS


         4.1 The Executive acknowledges that as a result of her employment, she will be in a position to obtain confidential information which is highly important to the Company. Such confidential information includes, but is not limited to, all present and future technical knowledge, unpatented or unpatentable inventions, manufacturing and trade secrets, processes, manufacturing procedures, methods, discoveries, concepts, formulas, techniques, systems, data, results, drawings, algorithms, models, prototypes, products developed by and for the Company in whatever form, codes, ideas, designs, integrated circuit topographies, trademarks, copyrights, business information relating to the Company's inventions or products, researches and developments, strategies and methods which are not standard industry practices, proposals, industrial skills, operating and testing procedures, production processes, finances, customers, marketing, and future business plans (hereinafter referred to as the "Confidential Information").

            The Executive agrees that she will maintain in confidence and will not disclose or make use of, other than for the benefit of the Company, at any time during or after the term of her employment with the Company, without the prior written consent of the Company, any Confidential Information whether or not the Confidential Information is in writing or in any other form.

            Upon termination of her employment or upon request by the Company, the Executive will deliver to the Company any and all written and tangible material in the Executive's possession incorporating the Confidential Information or otherwise relating to the Company's business.

            This obligation with respect to the Confidential Information extends to information belonging to the customers and suppliers of the Company, or persons or entities who license Confidential Information or technology rights from or to the Company, and who may have disclosed such information to the Executive.

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         4.2       The Executive  undertakes,  throughout the employment  period and for a  period  of one  year  thereafter,  for any  reason
                   whatsoever,   not  to  either  directly  or  indirectly,   as
                   principal, agent, officer, consultant or investor, either work, invest (except for passive investments in securities of a publicly traded company) or render any services to any
                   individual,   partnership,   company,  government  agency  or
                   others, who are directly competing with the Company and its core technologies.


         4.3 Throughout the employment period and for a period of two (2) years thereafter, the Executive agrees that, directly or indirectly, she will not solicit customers or suppliers of the Company in such a way as to compete directly with the Company's core business nor will she encourage any person employed by the Company to leave the Company or employ or solicit for employment any person who is, at the time of employment or solicitation, employed by the Company.

         4.4 The Executive acknowledges that any violation of the provisions of this Section 4 may cause irreparable harm to the Company and that damages are not an adequate remedy. Therefore, the Executive agrees that the Company shall be entitled, in addition to all other rights provided by law or by this agreement, to obtain an injunction to prevent the Executive or a person acting on her behalf, from violating these provisions. The Executive hereby agrees that all restrictions contained in this Section 4 are reasonable and will not prevent the Executive from earning her living.

         4.5 The Executive hereby assigns to the Company, and confirms that the Executive has assigned all of her rights, title and interest throughout the world in and to any invention, copyright, design, integrated circuit topography, discovery, improvement to any of the Company's products and any other intellectual property rights developed by the Executive during the course of her employment with the Company and for a period of six (6) months thereafter. The Executive hereby waives her rights in all work created by the Executive during the course of her employment with the Company.

         4.6 Upon request by the Company, the Executive shall execute and deliver such additional or further documents, assignments, concepts and other instrument as the Company may reasonably request for the purpose of effectively carrying out this agreement including without limitation, any instruments deemed necessary by the Company to register any intellectual property rights in the Company's name or to protect or to defend its rights on such intellectual property.


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         4.7       If any part of clause of this Article 4 be  determined  to be void or unenforceable in whole or in part, it shall not be deemed to affect the validity of the remainder thereof, each part or clause being thereby declared separate and distinct covenants. In the event this covenant not to compete shall be determined by any Court to be too broad in geographic restriction, or too broad in scope, or to endure for too long a period of time, the Executive agrees that said covenant not to compete shall be only for such geographical area, scope and period of time determined by the Court to be reasonable.


         5.        TERMINATION

         5.1 The Company may by written notice terminate this Agreement with immediate effect if:

                         1) the  Executive  becomes  substantially  disabled  or
                   incapacitated and is unable ro perform her duties and obligations under this Agreement for a period of twelve months in any twenty-four month period; or

                         2) without  Cause,  by giving the  Executive  a written
                   notice of termination and delivering her full compensation for a period of six months, if such notice is delivered within the first three months following the commencement of the Term; or

                         3) without  Cause,  by giving the  Executive  a written
                   notice of termination and delivering her full compensation for a period of twelve months, if such notice is delivered after the first three months following the commencement of the Term.

         5.2 The Company may terminate this Agreement with Cause by giving the Executive a written notice of termination. Upon termination with Cause the Executive is not entitled to any indemnity;

         5.3       "Cause" includes, without limitation:

                        1) Executive's  material breach of any provision of this
                   Agreement and her failure to cure that breach after having been given notice in writing and a reasonable opportunity to cure the breach specified in the notice;

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                        2) Without  limiting the generality of subparagraph  a),
                   Executive's breach of the restrictive  covenants set forth in section 4;

                        3) Executive's willful commission of any act or her failure to act that causes material harm to the Company or any of its affiliates' standing, reputation, business or financial condition, provided that such act or failure to act is not in accordance with the instructions or directions given to the Executive by the President or the Board of directors of the Company, and provided that the Executive was not acting in the best interest of the Company;

                        4) Executive's commission of crime or offense that would, in the judgement of the President, impair Executive's ability to perform her duties and discharge her responsibilities under this Agreement;

                        5) Executive's commission of any act involving dishonesty, disloyalty to the Company or fraud or Executive's violation of any rules, law or order having a material negative impact on the Company;

                        6) The voluntary or involuntary bankruptcy of Executive.

         6.        FULL FORCE AND EFFECT

         6.1 In the event where any one of the provisions of this Agreement is considered invalid by a competent court in Quebec, the parties hereto agree that the remainder of this Agreement shall continue to have full force and effect.

         7.        APPLICABLE LAW

         7.1 This Agreement shall be governed by and construed in accordance with the laws of Quebec. Any dispute arising between the parties hereto shall be referred to the competent court in Quebec. 1.1

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         8.        NOTICE

         8.1 The addresses of the parties for notice purposes are as follows:

                   BIOSYNTECH INC.
                   475 Armand Frappier Blvd.
                   Montreal, Quebec, H7V 4B3

                   Attention: Mr. Amine Selmani, President

                   MARIE-CLAIRE PILON
                   2-121 MacKay Steet,
                   Ottawa, Ontario
                   K1M 2B4


            or such other address as may be given by either party to the other in writing from time to time, all notices shall be sent by registered mail postage prepaid or by personal delivery;

         9.        LANGUAGE

         9.1 La presente convention a ete redigee en anglais a la demande des parties. This agreement has been drawn in English at the request of all parties.


         IN WITNESS  WHEREOF the parties have duly signed this  Agreement in two
(2) counterparts on the 7th day of August 2000.



                                BIOSYNTHECH INC.

                             /s/ AMINE SELMANI
                             ----------------------
                             Per: DR. AMINE SELMANI


                             /s/ MARIE-CLAIRE PILON
                             ----------------------
                               MARIE-CLAIRE PILON